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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of January 9, 2002 by and between Synaptics Incorporated, a California corporation ("Synaptics-CA"), and Synaptics Incorporated, a Delaware corporation ("Synaptics-DE").

         WHEREAS, Synaptics-DE is a corporation duly organized and existing under the laws of the state of Delaware;

         WHEREAS, Synaptics-CA is a corporation duly organized and existing under the laws of the state of California;

         WHEREAS, on the date of this Merger Agreement, Synaptics-DE has authority to issue 60,000,000 shares of Common Stock, par value $0.001 per share (the Synaptics-DE Common Stock"), of which one thousand (1,000) shares are issued and outstanding, and ten million (10,000,000) shares of preferred stock, par value $.001 per share, none of which are issued and outstanding (the "Synaptics-DE Preferred Stock");

         WHEREAS, on the date of this Merger Agreement, Synaptics-CA is authorized to issue twenty-five million (25,000,000) shares of Common Stock without par value, of which 6,975,768 shares are issued and outstanding (the Synaptics-CA Common Stock"); 496,095 shares of Series A Preferred Stock, without par value, of which 496,095 shares are issued and outstanding (the "Synaptics-CA Series A Preferred Stock"); 871,428 shares of Series B Preferred Stock, without par value, of which 871,428 shares are issued and outstanding (the "Synaptics-CA Series B Preferred Stock"); 545,455 shares of Series C Preferred Stock, without par value, of which 545,455 shares are issued and outstanding (the "Synaptics-CA Series C Preferred Stock"); 2,314,284 shares of Series D Preferred Stock, without par value, of which 2,314,284 shares are issued and outstanding (the "Synaptics-CA Series D Preferred Stock"); 2,887,703 shares of Series E Preferred Stock, without par value, of which 2,887,703 shares are issued and outstanding (the "Synaptics-CA Series E Preferred Stock"); and 1,055,556 shares of Series F Preferred Stock, without par value, of which 1,055,242 shares are issued and outstanding (the "Synaptics-CA Series F Preferred Stock");

         WHEREAS, the respective Boards of Directors for Synaptics-DE and Synaptics-CA have determined that, for the purpose of effecting the reincorporation of Synaptics-CA in the state of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that Synaptics-CA merge with and into Synaptics-DE upon the terms and conditions herein provided; and

         WHEREAS, the respective Board of Directors of Synaptics-DE and Synaptics-CA and the shareholders and the stockholders of Synaptics-DE and Synaptics-CA, respectively, have adopted and approved this Merger Agreement.
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         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Synaptics-CA and Synaptics-DE hereby agree to merge as follows:

         1. Merger. Synaptics-CA shall be merged with and into Synaptics-DE, and Synaptics-DE shall survive the merger (the "Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

         2. Governing Documents.

                  a. The Certificate of Incorporation of Synaptics-DE shall continue to be the Certificate of Incorporation of Synaptics-DE as the surviving corporation.

                  b. The Bylaws of Synaptics-DE in effect on the Effective Date, shall continue to be the Bylaws of Synaptics-DE as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

         3. Directors and Officers. The directors and officers of Synaptics-CA shall become the directors and officers of Synaptics-DE upon the Effective Date, and any committee of the Board of Directors of Synaptics-CA shall become the members of such committees for Synaptics-DE.

         4. Succession. On the Effective Date, Synaptics-DE shall succeed to Synaptics-CA in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the state of Delaware.

         5. Further Assurances. From time to time, as and when required by Synaptics-DE or by its successors and assigns, there shall be executed and delivered on behalf of Synaptics-CA such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect, or confirm of record or otherwise, in Synaptics-DE the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Synaptics-CA and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Synaptics-DE are fully authorized in the name and on behalf of Synaptics-CA or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. Stock of Synaptics-CA. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Synaptics-CA Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Synaptics-DE Common Stock; (ii) each share of Synaptics-CA Series A Preferred Stock outstanding immediately prior thereto shall be changed and converted into
3.3391594 fully paid and nonassessable shares of Synaptics-DE Common Stock;
(iii) each share of Synaptics-CA Series B Preferred Stock outstanding


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immediately prior thereto shall be changed and converted into 3.0000171 fully paid and nonassessable shares of Synaptics-DE Common Stock; (iv) each share of Synaptics-CA Series C Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Synaptics-DE Common Stock; (v) each share of Synaptics-CA Series D Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Synaptics-DE Common Stock; (vi) each share of Synaptics-CA Series E Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Synaptics-DE Common Stock; and (vii) each share of Synaptics-CA Series F Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of Synaptics-DE Common Stock. Fractional shares of Synaptics-DE Common Stock will be rounded down to the nearest whole number for each stockholder.

         7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Synaptics-CA stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Synaptics-DE stock into which the shares of Synaptics-CA stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Synaptics-DE or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Synaptics-DE or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Synaptics-DE stock evidenced by such outstanding certificate as provided above.

         8. Outstanding Common Stock of Synaptics-DE. Forthwith upon the Effective Date, the one thousand (1,000) shares of Synaptics-DE Common Stock presently issued and outstanding in the name of Synaptics-CA shall be cancelled and retired and resume the status of authorized and unissued shares of Synaptics-DE Common Stock, and no shares of Synaptics-DE Common Stock or other securities of Synaptics-DE shall be issued in respect thereof.

         9. Options, Warrants, and All Other Rights to Purchase Stock. Upon the Effective Date, each outstanding option, warrant, or other right to purchase shares of Synaptics-CA stock shall be converted into and become an option, warrant, or right to purchase the same number of shares of Synaptics-DE stock upon the same terms and subject to the same conditions as set forth in agreements entered into by Synaptics-CA pertaining to such options, warrants, or rights. A number of shares of Synaptics-DE stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Synaptics-CA stock so reserved as of the Effective Date. As of the Effective Date, Synaptics-DE shall assume all obligations of Synaptics-CA under agreements pertaining to such options, warrants, and rights, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

         10. Other Employee Benefit Plans. As of the Effective Date, Synaptics-DE hereby assumes all obligations of Synaptics-CA under any and all employee benefit plans in effect as of said date, if any, or with respect to which employee rights or accrued benefits are outstanding as of said date.


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         11. Amendment. At any time before or after approval and adoption by the shareholders and stockholders of Synaptics-CA and Synaptics-DE, respectively, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Board of Directors of Synaptics-DE and Synaptics-CA to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement, provided that any change to any material term of the Merger Agreement will be approved by the shareholders and stockholders of Synaptics-CA and Synaptics-DE, respectively.

         12. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Synaptics-CA or Synaptics-DE or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Synaptics-DE and the shareholders of Synaptics-CA.

         13. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

             [The remainder of this page intentionally left blank.]


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         IN WITNESS WHEREOF, this Merger Agreement, having been first duly approved by resolution of the Board of Directors of Synaptics-CA and Synaptics-DE, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                              SYNAPTICS INCORPORATED, A DELAWARE CORPORATION



                              By: /s/ Francis Lee
                                 -----------------------------------------------
                              Name:   Francis Lee
                              Its:    President, Secretary, and Treasurer



                              SYNAPTICS INCORPORATED, A CALIFORNIA CORPORATION



                              By: /s/ Francis Lee
                                 -----------------------------------------------
                              Name:   Francis Lee
                              Its:    President and Chief Executive Officer



                              By: /s/ Russ Knittel
                                 -----------------------------------------------
                              Name:   Russ Knittel
                              Its:    Senior Vice President, Chief Financial
                                      Officer, Chief Administrative Officer,
                                      Secretary, and Treasurer


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